TRANSAMERICA CORPORATION
                           VALUE ADDED INCENTIVE PLAN
                          (January 1, 1999 Restatement)


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                            TRANSAMERICA CORPORATION
                           VALUE ADDED INCENTIVE PLAN
                          (January 1, 1999 Restatement)


                                TABLE OF CONTENTS



                                                                            Page


Section 1. Establishment and Purpose..........................................1
1.1 Purpose...................................................................1
1.2 Effective Date............................................................1


Section 2. Definitions........................................................1
2.1 Defined Terms.............................................................1


Section 3. Awards and Committee Determinations................................3
3.1 Opportunity...............................................................3
3.2 Awards....................................................................3
3.3 Determination.............................................................3
3.4 Adjustments Prior to Payment..............................................3
3.5 Certification.............................................................3


Section 4. Payment of Awards..................................................3
4.1 Right to Receive Payment..................................................3
4.2 Payment Options...........................................................4
4.3 Beneficiaries.............................................................4


Section 5. Administration.....................................................4
5.1 Committee.................................................................4
5.2 Rules and Interpretation..................................................4
5.3 Records...................................................................4
5.4 Tax Withholding...........................................................4


Section 6. General Provisions.................................................4
6.1 Nonassignability..........................................................4
6.2 Employment Rights/Participation...........................................4
6.3 No Individual Liability...................................................5
6.4 Severability; Governing Law...............................................5
6.5 Affiliates of the Company.................................................5


Section 7. Amendment and Termination..........................................5
7.1 Amendment and Termination.................................................5
7.2 Change in Control of the Company..........................................5



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                            TRANSAMERICA CORPORATION
                           VALUE ADDED INCENTIVE PLAN
                          (January 1, 1999 Restatement)


Section 1.  Establishment and Purpose

     1.1 Purpose. Transamerica Corporation (the "Company") having adopted the Transamerica Corporation Value Added Incentive Plan (the "Plan"), effective as of January 1, 1994, hereby amends and restates the Plan, effective as of January 1, 1999. The Plan is intended to attract and retain the services of executives who are in a position to influence the success of the Company by providing an award based on the financial performance of the total Company. Further, this Plan is designed to motivate key executives to increase shareholder value by improving operating results and efficiently employing the Company's capital.

     1.2 Effective Date. The Plan is effective as of January 1, 1999.

Section 2.  Definitions

     2.1 Defined Terms. When used in the Plan, the following terms shall have the meanings specified below:

     2.1.1 "Adjusted Net Income" means the Company's net income in accordance with Generally Accepted Accounting Principles as reported for the Plan Year adjusted for (i) the elimination of the cumulative effects of changes in accounting standards, (ii) the amortization of gains or losses on equipment disposition in lieu of reported gains or losses, (iii) amortization of gains or losses from repurchasing and refinancing of debt (including costs associated with preferred stock redemption) in lieu of realized gains and losses, (iv) amortized bond, equity and other portfolio gains and losses in lieu of realized gains and losses as reported, and (v) the exclusion of pretax amortization of intangibles, including goodwill, related to assets acquired in a business acquisition that is still owned by the Company.

     2.1.2 "Adjusted Equity" means the Company's shareholders' equity as reported for the Plan Year, adjusted to exclude (i) preferred stock and (ii) net unrealized gains and losses on marketable equity and debt securities and foreign currency translation adjustments, and to include, as an add-back, accumulated intangibles, including goodwill, amortization adjustment related to assets acquired in a business acquisition that is still owned by the Company.

     2.1.3 "Average Adjusted Equity" means the "five-point" quarterly average of the Adjusted Equity for the Plan Year, the first point being the preceding year end.

     2.1.4 "Base Salary" means as to any Plan Year the Participant's annualized salary rate on the last day of the Plan Year. Such Base Salary shall be before both (i) deductions for taxes or benefits and (ii) deferrals of compensation pursuant to Company-sponsored plans.

     2.1.5 "Board" means the Company's Board of Directors.


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     2.1.6  "Change in  Control"  means a change in control of the  Company  (as defined in the severance agreements between the Company and certain of its officers, as such agreements were in effect as of January 1, 1999 (i.e., the effective date of the Plan)).

     2.1.7 "Change in Control Target Award" means the target incentive opportunity for an individual in the event of a Change in Control, expressed as a percentage of his or her Base Salary for a specific Plan Year. The schedule of individual Change in Control Target Awards shall be determined by the Committee in accordance with Section 3.1.

     2.1.8  "Committee"  means  the  Management   Development  and  Compensation
Committee of the Board of Directors of Transamerica Corporation.

     2.1.9 "Cost of Equity" means the Company's imputed equity cost based on a formula approved by the Committee.

     2.1.10 "Disability" has the meaning assigned to that term in the Transamerica Disability Income Plan in effect from time to time.

     2.1.11 "Maximum Award" means the maximum award pursuant to this Plan to any individual Participant for any one Plan Year, which shall not exceed $5.0 million.

     2.1.12 "Retirement" means any termination of employment (other than by death or Disability) after a Participant's normal or early retirement date (as defined in the Company's tax-qualified retirement plan).

     2.1.13 "Participant" means as to any Plan Year a key executive of the Company who is likely to have a significant impact on the value added performance of the Company. An employee must be approved as a Participant by the Committee.

     2.1.14 "Performance Goals" means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to a Participant for a Target Award for a Plan Year. As determined by the Committee, the Performance Goals for any Target Award applicable to a Participant may require achievement of (i) a targeted level of Value Added, (ii) specified strategic goals, and/or (iii) targeted levels for the financial or operating performance of one or more subsidiaries. The Performance Goals may differ from Participant to Participant and from award to award.

     2.1.15 "Plan Year" means the 1999 calendar year and each succeeding calendar year.

     2.1.16 "Target Award" means the target incentive opportunity for an individual, expressed as a percentage of his or her Base Salary for a specific Plan Year. The schedule of individual Target Awards shall be determined by the Committee in accordance with Section 3.1.

     2.1.17 "Value Added", expressed as a percentage of the Company's Average Adjusted Equity, means Adjusted Net Income minus a capital charge. The capital charge is determined by multiplying the Company's Average Adjusted Equity by the Cost of Equity.


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Section 3.  Awards and Committee Determinations

     3.1 Opportunity.  The Committee shall approve participation in the Plan and
establish  a  Target  Award  and  Change  in  Control   Target  Award  for  each
Participant, based on his or her role and responsibilities.

     3.2 Awards. Payment under this Plan will be based on a payout table adopted by the Committee in writing. The payout table will provide for the payment of 100% of a Participant's Target Award if the applicable Performance Goals are exactly 100% achieved, and provide for an actual award greater than or less than the Participant's Target Award, depending upon the extent to which actual performance exceeds or falls below the Performance Goals. No Participant's award under this Plan may exceed three times his or her Target Award, and in no event may a Participant's award under this Plan exceed his or her Maximum Award.

     3.3 Determination. For each Plan Year, the Committee shall determine whether any significant non-recurring item (e.g. an acquisition or the gain or loss on a divestiture of a business, one-time changes including changes in accounting standards, effect of financings, settlement of prior years tax items, etc.) will be excluded from the calculation of Value Added for the Plan Year.

     3.4 Adjustments Prior to Payment. The Committee, in its sole discretion, may eliminate or reduce the award for any Participant below the award that would otherwise be payable in accordance with the Plan.

     3.5 Certification. After the end of each Plan Year and prior to payment of any awards for that Plan Year, the Committee shall certify in writing (i) the extent to which the Performance Goals applicable to each Participant were achieved or exceeded, and (ii) the respective percentage of Target Awards earned for the Plan Year.

Section 4.  Payment of Awards

     4.1 Right to Receive Payment. Any award that may become due under this Plan shall be made solely from the general assets of the Company, normally on or before the March 20th next following the end of the Plan Year during which the award was earned. Nothing in this Plan shall be construed to create a trust or to establish or evidence any Participant's claim of any right other than as an unsecured general creditor with respect to any payment to which he or she may be entitled.

     4.1.1 Employment for Plan Year. If a Participant's employment with the Company continues for the entire Plan Year, the Participant shall be entitled to receive payment of the award amount determined under Section 3 for the Plan Year in accordance with the terms of the Plan.

     4.1.2 Retirement, Disability or Death. In the event of death, Disability or Retirement of a Participant during a Plan Year, the Committee (in its sole discretion) will determine on a pro rata basis the amount of the partial award (if any) to be paid to such Participant (or to his or her personal representative) for such Plan Year. Payments will be made in cash at the same time as other awards to Participants are made for the same Plan Year.


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     4.1.3 Resignation or Discharge.  Unless otherwise  expressly  determined by the Committee, if a Participant's employment with the Company terminates during a Plan Year by reason of resignation or discharge, then the Participant will not be eligible for and shall forfeit any award under this Plan for that Plan Year.

     4.2 Payment Options. Generally, awards under this Plan will be made in cash. However, the Committee reserves the right to declare any award, in whole or in part, payable in restricted stock, awarded under the terms of the 1985 or 1996 Stock Option and Award Plan in an amount equivalent to the cash amount foregone with the restricted stock valued at fair market value on the date that the cash payment otherwise would have been made. Any restricted stock so awarded shall vest ratably in annual increments over a period of not more than four years, subject to acceleration for termination of employment due to death, Disability, Retirement and change in control.

     4.3 Beneficiaries. Each Participant may designate, in writing and on such form as the Company may prescribe, one or more beneficiaries to receive any amount that is payable after the individual's death. In the event of a Participant's death, any award (whether cash or restricted stock) that is payable to such Participant shall be paid to his or her beneficiary or, in the event that no beneficiary has been designated, to his or her estate.

Section 5.  Administration

     5.1 Committee. The Plan shall be administered by the Committee.

     5.2 Rules and Interpretation. The Committee shall be vested with all discretion and authority as it deems necessary or appropriate to administer the Plan and to interpret the provisions of the Plan. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of the Plan shall be final, conclusive and binding upon all persons.

     5.3 Records. The records of the Committee with respect to the Plan shall be conclusive on all Participants and their beneficiaries and on all other persons.

     5.4 Tax Withholding. The Company shall withhold all applicable taxes required by law from any payment, including any federal, FICA, state and local taxes.

Section 6.  General Provisions

     6.1 Nonassignability. Prior to the time of any payment under the Plan, a Participant shall have no right by way of anticipation or otherwise to assign or transfer any interest under this Plan.

     6.2 Employment Rights/Participation. The establishment and subsequent operation of the Plan, including eligibility as a Participant, shall not be construed as conferring any legal or other rights upon any Participant or any other individual for the continuation of his or her employment for any Plan Year or any other period. Subject to any written employment contract signed by an authorized officer or director of the Company which specifically includes any limitation on the Company's right, the Company expressly reserves the right, which may be exercised at any time and without regard to when during a Plan Year or other accounting period such exercise occurs, to discharge any individual and/or treat him or her without regard to the effect which such treatment might have upon him or her as a Participant in this Plan. Being a Participant in any one Plan Year does not confer any right to be named as a Participant for any succeeding Plan Year.


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     6.3 No Individual  Liability.  No member of the Committee or the Board,  or any officer of the Company, shall be liable for any determination, decision or action made in good faith with respect to the Plan or any award made under the Plan.

     6.4 Severability; Governing Law. If any particular provision of this Plan is found to be invalid or unenforceable, such provision shall not affect the other provisions of the Plan, but the Plan shall be construed in all respects as if such invalid provision had been omitted. The provisions of the Plan shall be governed by and construed in accordance with the laws of the State of California (with the exception of its conflict of laws provisions).

     6.5 Affiliates of the Company. Requirements referring to employment with the Company or payment of awards can be performed through the Company or any affiliate of the Company.

Section 7.  Amendment and Termination

     7.1 Amendment and Termination. The Committee may prospectively amend or terminate the Plan at any time and for any reason; provided, however, that such amendment shall not relieve the Company of its obligations under Section 7.2.

     7.2 Change in Control of the Company. In the event of a change in control of the Company (as defined in the severance agreements in effect at the time of adoption of this Plan between the Company and certain executive officers, including Plan Participants, the "Agreements"), and unless otherwise determined by the Committee at the time Target Awards are set, not later than the 20th business day following the date of such event, the Company shall pay each Participant an award that is the greater of (i) an award calculated in accordance with Section 3 above, but using (a) the Participant's Change in Control Target Award instead of his or her Target Award, and (b) the period ending on the day immediately prior to the day a change in control occurred as the last day of the fiscal year for purposes of determining the achievement of the Performance Goals, or (ii) a pro rata amount of each Participant's Change in Control Target Award for the Plan Year, based upon the portion of the fiscal year that has elapsed as of the date of the change in control.